UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2007
Date of Report (Date of earliest event reported)

INFITECH VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51073	98-0335119
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Lyall Avenue
Toronto, Ontario, Canada	M4E 1V9
(Address of principal executive offices)	(Zip Code)

(416) 691-4068
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01	CHANES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 28, 2007, Infitech Ventures Inc. (the “Company”) engaged Davidson & Company, Chartered Accountants (“Davidson”), as its principal independent accountants. On the same date, the Company advised Dohan and Company, Certified Public Accountants (“Dohan”), that it was dismissed as the Company’s independent accountants. The Company’s Board of Directors approved the engagement of Davidson and the dismissal of Dohan by written resolution.

Dohan’s reports on the financial statements of the Company for the fiscal year ended July 31, 2006 and July 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements between the Company and Dohan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Dohan, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company has provided Dohan with a copy of this report and has requested in writing that Dohan provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Dohan and has filed it as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter of Dohan and Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFITECH VENTURES INC.

Date: September 28, 2007
	By:	/s/ Paul G. Daly

PAUL G. DALY
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer

3